UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2022, Venus Concept Inc. (the “Company”) announced that Hemanth Varghese, age 47, has been appointed President and Chief Business Officer, effective October 17, 2022.

Prior to joining the Company, Dr. Varghese served as SVP Strategy & Operations at HLS Therapeutics from 2017 to 2022, President International Pharmaceuticals & EVP Corporate Development & Strategy of multinational healthcare company Endo International Plc from 2014 to 2017, General Manager of Vision Care at Bausch & Lomb and SVP Corporate Development at Valeant Pharmaceuticals (now Bausch Health) from 2009 to 2014. Previously, Dr. Varghese held leadership roles in venture capital and corporate development enterprises with specialization in healthcare technology, medical device, and imaging modalities. Dr. Varghese has an Honors BSc and PhD in Medical Biophysics from Western University and is a CFA charterholder.

In connection with his appointment as President and Chief Business Officer of the Company, Dr. Varghese entered into an employment agreement with Venus Concept Canada Corp. (the "Employment Agreement") for a term to continue indefinitely until Dr. Varghese resigns or is terminated in accordance with the terms and conditions of the Employment Agreement. Pursuant to the terms of the Employment Agreement, Dr. Varghese is entitled to an annual base salary of US$370,000 ("Base Salary"). Dr. Varghese will be eligible to earn an annual incentive bonus equal to 60% of his Base Salary and an equity award. Upon the effective date of the Employment Agreement, Dr. Varghese will be granted employee stock options to purchase 1,100,000 shares in the Company at an exercise price equal to the closing market price on the date of grant. Such shares shall vest as follows: 25% shall vest on the first anniversary of the date of grant and the remaining 75% of such shares shall vest quarterly over 3 years thereafter, pursuant and subject to Dr. Varghese’s execution and return of the Company’s Stock Option Agreement.

In the event Dr. Varghese’s employment is terminated by the Company without "Cause” (as defined in the Employment Agreement) or Dr. Varghese resigns for “Good Reason” (as defined in the Employment Agreement) and such termination or resignation is not in connection with a Change in Control (as defined in the Employment Agreement), then Dr. Varghese will be entitled to severance pay equal to (i) payment of any wages that are earned, due and payable to Dr. Varghese up to and including the date of termination or resignation, as well as accrued and unpaid vacation pay; (ii) a lump sum payment equal to 9 months of Dr. Varghese’s Base Salary; (iii) a lump sum payment equal to 75% of the average of the last 2 annual bonus payments Dr. Varghese received prior to termination of employment or resignation; (iv) a lump sum payment equal to the prorated portion of Dr. Varghese’s annual bonus for the year in which his employment is terminated or he resigns, if performance at such time is tracking to achievement of established performance metrics; (v) the Company shall pay the cost of Dr. Varghese’s medical, dental and vision premiums at the level Dr. Varghese enjoyed immediately prior to termination or resignation for the 9-month period following the termination or resignation; and (vi) 25% of Dr. Varghese’s then-unvested shares from the initial grant of equity shall automatically become vested and, if applicable, exercisable, if (and only if) Dr. Varghese is terminated without Cause and not in connection with a Change in Control prior to the 1st anniversary of the effective date of the Employment Agreement. In the event of a Change of Control where Dr. Varghese’s employment is terminated by the Company without "Cause” or Dr. Varghese resigns for “Good Reason”, then Dr. Varghese will be entitled to severance pay equal to (i) payment of any wages that are earned, due and payable to Dr. Varghese up to and including the date of termination, as well as accrued and unpaid vacation pay; (ii) a lump sum payment equal to 18 months of Dr. Varghese’s Base Salary; (iii) a lump sum payment equal to 1.5 times the average of the last 2 annual bonus payments Dr. Varghese received prior to termination of employment; (iv) a lump sum payment equal to the prorated portion of Dr. Varghese’s annual bonus for the year in which his employment is terminated, if performance at such time is tracking to achievement of established performance metrics; (v) the Company shall pay the cost of Dr. Varghese’s medical, dental and vision premiums at the level Dr. Varghese enjoyed immediately prior to termination or resignation for the 18-month period following the termination or resignation; and (vi) each outstanding equity award held by Dr. Varghese shall automatically become vested and, if applicable, exercisable and any forfeiture restrictions or rights of repurchase thereon shall immediately lapse.

There are no family relationships existing between Dr. Varghese and any executive officer or director of the Company. Dr. Varghese is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Dr. Varghese to the role of President and Chief Business Officer is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1#	Employment Agreement, dated October 6, 2022.
99.1	Press release dated October 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted in compliance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: October 11, 2022	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer